Exhibit 99.B11(b)




             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]





                               CONSENT OF COUNSEL
                            PBHG Advisor Funds, Inc.



         We hereby consent to the use of our name and to the reference to our firm under the caption "Counsel and Independent Accountants" in the Prospectus for PBHG Advisor Funds, Inc. (the "Company"), which is included in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Reg. No. 333-44193) and Amendment No. 1 under the Investment Company Act of 1940 (Reg. No. 811-08605) on Form N-1A of the Company.



                                   /s/  Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
March 6, 1998